UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021 (October 4, 2021)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44043 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2021, Dr. James J. Busuttil resigned from his positions as a member and chairman of the board of directors (the “Board”) of Aerkomm Inc. (the “Company”) and Aircom Pacific, Inc. (“Aircom”), a wholly owned subsidiary of the Company. Dr. Busutill also resigned from his position as a member of the board of directors of Aerkomm Pacific Limited (Malta), a wholly owned subsidiary of Aircom. At the time of his resignation, Dr. Busutill was a member of the Company’s audit, compensation, nominating and governance, and regulatory, compliance and government affairs committees, and he was chairman of the nominating and governance committee. Dr. Busuttil’s resignations were not the result of any disagreement with the executive management of the Company.

On October 7, 2021, the Board held a special telephonic meeting (the “Special Meeting”) and appointed Mr. Louis Giordimaina as a member of the Board to fill the position vacated as a result of Dr. Busuttil’s resignation. Mr. Giordimaina has been the Company’s Chief Executive Officer since March 22, 2020. Mr. Giordimaina’s bio can be found in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Security and Exchange Commission on March 24, 2021. There are no arrangements or understandings between Mr. Giordimaina and any other persons pursuant to which Mr. Giordimaina was selected as a director.

Also at the Special Meeting, the Board voted to appoint Mr. Jeffrey Wun as its Chairman and to appoint Mr. Richmond Akumiah as Chairman of the Nominating and Governance Committee. Both of these positions became open upon the resignation of Dr. Busuttil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2021	AERKOMM INC.

/s/ Louis Giordimaina
Name: Louis Giordimaina
Title: Chief Executive Officer